UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 West Sheridan Avenue, Oklahoma City, Oklahoma		73102-5015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Information Regarding Forward-Looking Estimates

This report includes our 2013 forward-looking estimates and associated forward-looking statements regarding our expectations and plans, as well as future events or conditions. Such forward-looking statements are based on our examination of historical operating trends, the information used to prepare our December 31, 2012 reserve reports and other data in our possession or available from third parties. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, such as changes in the supply of and demand for oil, natural gas and NGLs and related products and services; exploration or drilling programs; political or regulatory events; general economic and financial market conditions; and other risk factors we discuss in our Annual Report on Form 10-K. All subsequent written and oral forward-looking statements attributable to Devon, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements. We assume no duty to update or revise our forward-looking statements based on new information, future events or otherwise.

In this report, financial amounts related to our Canadian operations have been converted to U.S. dollars using estimated average exchange rates of $1.00 U.S. dollar to $1.00 Canadian dollar.

Production and Prices

Set forth below are our daily production and price realization estimates for the first quarter and full year 2013. The price realizations for oil, bitumen and NGLs are determined using the monthly average of NYMEX settled prices on each trading day for the benchmark West Texas Intermediate crude oil price at Cushing, Oklahoma. The price realizations for natural gas are determined using the first-of-month South Louisiana Henry Hub price index as published in Inside FERC.

	Quarter 1		Full Year
	Low	High	Low	High
Daily Production
Oil and bitumen (MBbls/d)
United States	65.0	70.0	80.0	85.0
Canada	88.0	93.0	84.0	89.0
Natural gas (MMcf/d)
United States	1,935.0	1,965.0	1,920.0	1,960.0
Canada	410.0	440.0	385.0	415.0
Natural gas liquids (MBbls/d)
United States	105.0	111.0	112.0	118.0
Canada	8.0	10.0	7.0	9.0
Price Realizations
Oil and bitumen—% of WTI
United States	84%	94%	88%	98%
Canada	36%	46%	48%	58%
Natural gas—% of Henry Hub
United States	81%	91%	80%	90%
Canada	88%	98%	86%	96%
Natural gas liquids—% of WTI
United States	25%	35%	26%	36%
Canada	48%	58%	47%	57%

Commodity Price Risk Management

As of February 15, 2013, we had the following oil derivative positions associated with 2013 production. Our oil price swaps and collars settle against the average of the prompt month NYMEX West Texas Intermediate futures price.

	Price Swaps		Price Collars			Call Options Sold
Period	Volume (Bbls/d)	Weighted Average Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Price ($/Bbl)
Q1-Q4 2013	55,110	$101.22	60,068	$90.34	$112.70	10,000	$120.00

Basis Swaps
Period	Index	Volume (Bbls/d)	Weighted Average Differential to WTI ($/Bbl)
Q1-Q2 2013	Western Canadian Select	3,000	$(19.58)

As of February 15, 2013, we had the following open natural gas derivative positions associated with 2013 production. The first table presents our natural gas contracts that settle against the Inside FERC first-of-the-month Henry Hub index. The second table presents our natural gas contracts that settle against the AECO index.

	Price Swaps		Price Collars			Call Options Sold
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)
Q1-Q4 2013	764,366	$4.14	576,959	$3.52	$4.22	—	—

Price Swaps
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)
Q1-Q4 2013	28,435	$3.64

Basis Swaps
Period	Index	Volume (MMBtu/d)	Weighted Average Differential to Henry Hub ($/MMBtu)
Q1-Q4 2013	El Paso Natural Gas	20,000	$(0.12)
Q1-Q4 2013	Panhandle Eastern Pipeline	20,000	$(0.17)

Other Operating Items

The following table includes full year estimates of other revenue and expense items associated with our operations.

	Full Year
	Low	High
	($ in millions, except per Boe)
Marketing & midstream operating profit	$425	$475
Lease operating expenses per Boe	$8.60	$9.00
Depreciation, depletion and amortization per Boe	$11.50	$12.50
General & administrative expenses per Boe	$2.70	$2.90
Taxes other than income taxes as % of wellhead revenue	5.8%	6.8%
Interest expense	$420	$460
Other expense, net	$50	$70

Current income tax rate	2%	8%
Deferred income tax rate	28%	32%

Total income tax rate	30%	40%

Capital Expenditures

Set forth below are our capital expenditure estimates for the first quarter and full year 2013.

	Quarter 1		Full Year
	Low	High	Low	High
	(In millions)
Development	$1,100	$1,250	$4,450	$4,750
Exploration	265	315	490	590

Subtotal	1,365	1,565	4,940	5,340
Capitalized G&A and interest	95	105	385	415

Total oil and gas	1,460	1,670	5,325	5,755

Midstream	250	300	975	1,045
Corporate and other	50	70	125	175

Total other	300	370	1,100	1,220

Total capital expenditures	$1,760	$2,040	$6,425	$6,975

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Jeffrey A. Agosta
Jeffrey A. Agosta Executive Vice President and Chief Financial Officer

Date: February 20, 2013

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